As filed with the Securities and Exchange Commission on August 17, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

China Rapid Finance Limited

(Exact name of Registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5th Floor, Building D, BenQ Plaza

207 Songhong Road

Changning District, Shanghai 200335

People’s Republic of China

+86-21-6032-5999

(Address and telephone number of Registrant’s principal executive offices)

2016 Equity Incentive Plan

(Full title of the plans)

Corporation Service Company

1180 Avenue of the Americas, Suite 210

New York, New York 10036

(800) 927-9801

(Name, address and telephone number of agent for service)

Copies to:

Junqing (Kerry) Shen Chief Financial Officer 5th Floor, Building D, BenQ Plaza 207 Songhong Road Changning District, Shanghai 200335 People’s Republic of China +86-21-6032-5999	Alan Seem, Esq. Jones Day 1755 Embarcadero Road Palo Alto, CA 94303 (650) 687-4190

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Ordinary Shares, par value $0.0001 per share	1,835,437(3)	$19.98(3)	$36,672,032	$4,251
Class A Ordinary Shares, par value $0.0001 per share	25,000(3)	$26.64(3)	$666,000	$78
Class A Ordinary Shares, par value $0.0001 per share	7,638,707(4)	$7.01(5)	$53,547,337	$6,207
Total	9,499,144	—	$90,885,369	$10,536

(1)	These shares may be represented by the Registrant’s American Depository Shares (“ADSs”), each of which represents one Class A ordinary share. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (333-217079).
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the 2016 Equity Incentive Plan (the “Plan”).
(3)	The amount to be registered represents shares issuable upon exercise of outstanding options granted under the Plan. Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share, which is estimated solely for the purpose of calculating the registration fee, represents the exercise price of such outstanding options.
(4)	The amount to be registered represents shares available for future issuance under the Plan.
(5)	Estimated solely for the purpose of calculating the registration fee. Such estimate is calculated pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices ($7.21 and $6.81, respectively) of China Rapid Finance Limited’s ADSs on the New York Stock Exchange on August 16, 2017 divided by one, the then Class A Ordinary Share-to-ADS ratio.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the “Note” to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants covered by the Plan, as specified by Rule 428(b)(1) under the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated by reference as of their respective dates in this Registration Statement:

(a)    The Registrant’s prospectus dated April 27, 2017 and filed with the Commission on April 28, 2017 pursuant to Rule 424(b)(4) under the Securities Act (Registration No. 333-217064);

(b)    The Registrant’s current reports on Form 6-K furnished to the Commission on May 12, 2017 and May 30, 2017; and

(c)    The description of the Registrant’s Class A ordinary shares incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-38051) filed with the Commission on April 4, 2017, including any amendment and report subsequently filed for the purpose of updating that description.

In addition, this Registration Statement will incorporate by reference all other documents subsequently filed by the Registrant under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or deregistering all securities then remaining unsold. All those documents will be considered a part of this Registration Statement from the respective dates the Registrant files them. Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to be a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s Fourth Amended and Restated Memorandum and Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred or sustained by them in their capacities as such, except through such person’s actual fraud or willful default.

Pursuant to the form of indemnification agreement, which was filed as Exhibit 10.6 to the Registrant’s registration statement on Form F-1, as amended (Registration No. 333-217064), the Registrant has agreed to indemnify its directors and executive officers against certain liabilities and expenses incurred by such person in connection with claims made by reason of their being such a director or officer.

The form of underwriting agreement, which was filed as Exhibit 1.1 to the Registrant’s registration statement on Form F-1, as amended (Registration No. 333-217064), also provides for indemnification by the underwriters of the Registrant and its directors and officers for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to the Registrant in writing expressly for use in such registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant also maintains a directors and officers liability insurance policy for its directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See Exhibit Index.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included on a post-effective amendment by those paragraphs is contained in periodic reports filed by or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, People’s Republic of China, on August 17, 2017.

China Rapid Finance Limited

By:	/s/ Dr. Zhengyu (Zane) Wang
Name:	Dr. Zhengyu (Zane) Wang
Title:	Chief Executive Officer, Chairman and Executive Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Dr. Zhengyu (Zane) Wang and Junqing (Kerry) Shen his true and lawful attorney-in-fact and agent, each acting alone, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the indicated capacities on August 17, 2017.

Signature	Title	Date

/s/ Dr. Zhengyu (Zane) Wang	Chairman and Chief Executive Officer (principal executive officer)	August 17, 2017
Name: Dr. Zhengyu (Zane) Wang

/s/ Junqing (Kerry) Shen	Chief Financial Officer (principal financial and accounting officer)	August 17, 2017
Name: Junqing (Kerry) Shen

/s/ Douglas L. Brown	Independent non-Executive Director	August 17, 2017
Name: Douglas L. Brown

/s/ Andrew Mason	Independent non-Executive Director	August 17, 2017
Name: Andrew Mason

/s/ Christopher Thorne	Independent non-Executive Director	August 17, 2017
Name: Christopher Thorne

/s/ Russell Krauss	Independent non-Executive Director	August 17, 2017
Name: Russell Krauss

/s/ Joe Zhang	Independent non-Executive Director	August 17, 2017
Name: Joe Zhang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of China Rapid Finance Limited, has signed this Registration Statement or amendment thereto in on August 17, 2017.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi, on behalf of Puglisi & Associates
Title:	Managing Director

EXHIBIT INDEX

Exhibit No.	Description of Document

4.1	Fourth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to the Exhibit 3.2 to the Registration Statement of the Registrant on Form F-1, as amended, filed on March 31, 2017 (File No. 333-217064))

4.2**	Registrant’s Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.2 to the Registration Statement of the Registrant on Form F-1, as amended (Registration No. 333-217064))

4.3	Form of Deposit Agreement among the Registrant, the Depositary and Beneficial Owners of the American Depositary Receipts (incorporated by reference to Exhibit 4.3 to the Registration Statement of the Registrant on Form F-1, as amended, filed on April 14, 2017 (File No. 333-217064))

5.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the ordinary shares being registered

10.1	2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registration Statement of the Registrant on Form F-1, as amended, filed on March 31, 2017 (File No. 333-217064))

23.1*	Consent of PricewaterhouseCoopers Zhong Tian LLP, an Independent Registered Public Accounting Firm

23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1*	Power of attorney (included on signature page)

*	Filed herewith.
**	No exhibit to be filed as the Registrant does not issue physical ordinary share certificates.